EXHIBIT 99

The following should be read in conjunction with the condensed consolidated financial statements (and the accompanying notes thereto) of The ServiceMaster Company (the “Company” or “ServiceMaster”) as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income (loss) before net income (loss) from discontinued operations; provision (benefit) for income taxes; other expense; gain on extinguishment of debt; interest expense and interest and net investment loss (income); and depreciation and amortization expense; as well as adding back interest and net investment loss (income), residual value guarantee charge and non-cash goodwill and trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA an amount equal to the non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger (1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges, Merger related charges and management and consulting fees paid to Clayton, Dubilier & Rice, Inc. (now operated as Clayton, Dubilier & Rice, LLC, “CD&R”), Citigroup Private Equity LP (together with its affiliate, Citigroup Alternative Investments LLC, “Citigroup”), BAS Capital Funding Corporation (“BAS”) and J.P. Morgan Ventures Corporation (“JPMorgan”) (collectively, the “Equity Sponsors”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, the Company excludes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges, Merger related charges and management fees paid to the Equity Sponsors. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

The Company believes Comparable Operating Performance and Operating Performance, which excludes the impact of purchase accounting and non-cash stock-based compensation expense adjustments, are useful to investors. The exclusion of the impact of these items facilitates a comparison of operating results from periods pre-dating the Merger transaction with the Equity Sponsors with periods subsequent to the Merger. The purchase accounting charges were not present prior to the Merger. In addition, charges relating to non-cash stock-based compensation expense prior to the Merger were computed under different plans and formulas than charges subsequent to the Merger. Moreover, such charges are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the impact of purchase accounting and non-cash stock-based compensation expense may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based, long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash. Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliated with, the Equity Sponsors.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements;

•                 Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures; and

•                 Comparable Operating Performance and Operating Performance do not include the impact of purchase accounting and non-cash stock-based compensation expense; the latter exclusion may cause the overall compensation cost of the business to be understated.

Operating revenues and Operating Performance by operating segment are as follows:

	Three months ended September 30,
(In thousands)	2010	2009
Operating Revenue:
TruGreen LawnCare	$371,298	$351,830
TruGreen LandCare	58,278	63,244
Terminix	295,172	272,598
American Home Shield	196,913	179,617
ServiceMaster Clean	34,041	32,132
Other Operations and Headquarters	21,558	21,093
Total Operating Revenue	$977,260	$920,514

Operating Performance:
TruGreen LawnCare	$80,985	$81,624
TruGreen LandCare	(2,256)	2,938
Terminix	63,389	53,455
American Home Shield	41,276	37,468
ServiceMaster Clean	15,594	15,056
Other Operations and Headquarters	(22,871)	(16,819)
Total Operating Performance	$176,117	$173,722

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(227)	$(609)

	Nine months ended September 30,
(In thousands)	2010	2009
Operating Revenue:
TruGreen LawnCare	$874,022	$834,899
TruGreen LandCare	180,541	199,562
Terminix	889,482	843,134
American Home Shield	513,910	490,308
ServiceMaster Clean	98,337	92,869
Other Operations and Headquarters	63,438	62,961
Total Operating Revenue	$2,619,730	$2,523,733

Operating Performance:
TruGreen LawnCare	$152,930	$149,386
TruGreen LandCare	3,520	17,133
Terminix	217,539	203,370
American Home Shield	93,944	91,586
ServiceMaster Clean	45,278	43,294
Other Operations and Headquarters	(64,616)	(53,702)
Total Operating Performance	$448,595	$451,067

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(1,171)	$(1,050)

The following table presents reconciliations of operating income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Three months ended September 30, 2010

Operating income (loss)(1)	$66,730	$(5,138)	$44,979	$28,777	$13,464	$(32,140)	$116,672
Depreciation and amortization expense	12,332	2,909	17,388	10,577	1,790	3,271	48,267
EBITDA	79,062	(2,229)	62,367	39,354	15,254	(28,869)	164,939
Interest and net investment income(2)	—	—	—	2,016	153	1,820	3,989
Residual value guarantee charge(3)	1,240	—	—	—	126	32	1,398
Adjusted EBITDA	80,302	(2,229)	62,367	41,370	15,533	(27,017)	170,326
Non-cash stock-based compensation expense	—	—	—	—	—	2,525	2,525
Non-cash credits attributable to purchase accounting(5)	(12)	(154)	(39)	(94)	—	—	(299)
Comparable Operating Performance	80,290	(2,383)	62,328	41,276	15,533	(24,492)	172,552
Restructuring and Merger related charges (credits)(6)	695	127	1,061	—	61	(254)	1,690
Management and consulting fees(7)	—	—	—	—	—	1,875	1,875
Operating Performance	$80,985	$(2,256)	$63,389	$41,276	$15,594	$(22,871)	$176,117

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(227)	$(227)

Three months ended September 30, 2009

Operating income (loss)(1)	$51,373	$27	$37,490	$24,279	$12,549	$(30,878)	$94,840
Depreciation and amortization expense	21,965	2,890	15,850	10,387	2,069	3,499	56,660
EBITDA	73,338	2,917	53,340	34,666	14,618	(27,379)	151,500
Interest and net investment income(2)	—	—	—	2,762	144	1,652	4,558
Residual value guarantee charge(3)	2,363	—	—	—	294	73	2,730
Adjusted EBITDA	75,701	2,917	53,340	37,428	15,056	(25,654)	158,788
Non-cash stock-based compensation expense	—	—	—	—	—	2,091	2,091
Non-cash (credits) charges attributable to purchase accounting(5)	(28)	(163)	(99)	10	—	—	(280)
Comparable Operating Performance	75,673	2,754	53,241	37,438	15,056	(23,563)	160,599
Restructuring and Merger related charges(6)	5,951	184	214	30	—	2,119	8,498
Management and consulting fees(7)	—	—	—	—	—	4,625	4,625
Operating Performance	$81,624	$2,938	$53,455	$37,468	$15,056	$(16,819)	$173,722

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(609)	$(609)

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Nine months ended September 30, 2010

Operating income (loss)(1)	$80,248	$(52,367)	$166,714	$57,245	$38,708	$(90,713)	$199,835
Depreciation and amortization expense	56,843	8,684	49,838	31,714	5,374	10,007	162,460
EBITDA	137,091	(43,683)	216,552	88,959	44,082	(80,706)	362,295
Interest and net investment income(2)	—	—	—	5,244	153	2,090	7,487
Residual value guarantee charge(3)	9,222	—	—	—	982	245	10,449
Non-cash goodwill and trade name impairment (4)	—	46,884	—	—	—	—	46,884
Adjusted EBITDA	146,313	3,201	216,552	94,203	45,217	(78,371)	427,115
Non-cash stock-based compensation expense	—	—	—	—	—	6,864	6,864
Non-cash credits attributable to purchase accounting(5)	(40)	(466)	(152)	(132)	—	—	(790)
Comparable Operating Performance	146,273	2,735	216,400	94,071	45,217	(71,507)	433,189
Restructuring and Merger related charges (credits)(6)	6,657	785	1,139	(127)	61	1,266	9,781
Management and consulting fees(7)	—	—	—	—	—	5,625	5,625
Operating Performance	$152,930	$3,520	$217,539	$93,944	$45,278	$(64,616)	$448,595

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(1,171)	$(1,171)

Nine months ended September 30, 2009

Operating income (loss)(1)	$75,382	$8,658	$152,778	$60,423	$36,673	$(92,391)	$241,523
Depreciation and amortization expense	65,776	8,831	47,368	31,447	6,183	10,315	169,920
EBITDA	141,158	17,489	200,146	91,870	42,856	(82,076)	411,443
Interest and net investment (loss) income(2)	—	—	—	(331)	144	3,379	3,192
Residual value guarantee charge(3)	2,363	—	—	—	294	73	2,730
Adjusted EBITDA	143,521	17,489	200,146	91,539	43,294	(78,624)	417,365
Non-cash stock-based compensation expense	—	—	—	—	—	5,992	5,992
Non-cash credits attributable to purchase accounting(5)	(86)	(489)	(141)	(58)	—	—	(774)
Comparable Operating Performance	143,435	17,000	200,005	91,481	43,294	(72,632)	422,583
Restructuring and Merger related charges(6)	5,951	133	3,365	105	—	13,305	22,859
Management and consulting fees(7)	—	—	—	—	—	5,625	5,625
Operating Performance	$149,386	$17,133	$203,370	$91,586	$43,294	$(53,702)	$451,067

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(1,050)	$(1,050)

(1)           Presented below is a reconciliation of total segment operating income to net income (loss).

	Three months ended September 30,
(In thousands)	2010	2009
Total Segment Operating Income	$116,672	$94,840
Non-operating Expense (Income):
Interest expense	71,267	74,216
Interest and net investment income	(3,989)	(4,558)
Other expense	209	176
Income from Continuing Operations before Income Taxes	$49,185	$25,006
Provision for income taxes	43,790	4,102
Income from Continuing Operations	5,395	20,904
Loss from discontinued operations, net of income taxes	(105)	(396)
Net Income	$5,290	$20,508

	Nine months ended September 30,
(In thousands)	2010	2009
Total Segment Operating Income	$199,835	$241,523
Non-operating Expense (Income):
Interest expense	217,117	225,538
Interest and net investment income	(7,487)	(3,192)
Gain on extinguishment of debt	—	(46,106)
Other expense	556	555
(Loss) Income from Continuing Operations before Income Taxes	$(10,351)	$64,728
Provision for income taxes	3,888	20,720
(Loss) Income from Continuing Operations	(14,239)	44,008
Loss from discontinued operations, net of income taxes	(687)	(666)
Net (Loss) Income	$(14,926)	$43,342

(2)         Interest and net investment income (loss) is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled $296.0 million as of September 30, 2010. American Home Shield interest and net investment income (loss) was $2.0 million and $2.8 million for the third quarter of 2010 and 2009, respectively, and $5.2 million and ($0.3) million for the nine months ended September 30, 2010 and 2009, respectively. The balance of interest and net investment income (loss) primarily relates to (i) investment income (loss) from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within (loss) income from continuing operations before income taxes) and (ii) interest income on other cash balances.

(3)         Represents residual value guarantee charges related to a synthetic lease for operating properties that do not result in additional cash payments to exit the facility at the end of the lease term in July 2010. In the third quarter of 2009, the Company determined that it was probable that the fair value of certain properties under operating leases would be below the guaranteed residual value at the end of the lease term. The Company’s estimate of this shortfall was $15.9 million, which was expensed over the remainder of the lease term. The Company recorded charges of $1.4 million and $2.7 million in the third quarter of 2010 and 2009, respectively, and $10.4 million and $2.7 million in the nine months ended September 30, 2010 and 2009, respectively, related to this shortfall.

(4)         Represents a non-cash impairment charge of $46.9 million recorded in the second quarter of 2010 to reduce the carrying value of goodwill and trade names at TruGreen LandCare as a result of the Company’s interim impairment test of goodwill and indefinite-lived intangible assets.

(5)         The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(6)         Represents (i) restructuring charges related to a reorganization of field leadership and a restructuring of branch operations at TruGreen LawnCare, a branch optimization project at Terminix and information technology outsourcing at Other Operations and Headquarters and (ii) Merger related charges.

(7)         Represents management and consulting fees payable to certain related parties.

(8)         There are no adjustments necessary to reconcile operating loss from discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance or Operating Performance from discontinued operations for the three and nine months ended September 30, 2010 and 2009.

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes”, “expects”, “may”, “will”, “shall”, “should”, “would”, “could”, “seek”, “aims”, “projects”, “is optimistic”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, the degree and timing of economic recovery; governmental regulation or interpretation thereof; our liquidity; cash flows; results of operations; financial condition; prospects; growth strategies; future impairments; capital expenditures and requirements; customer retention; the continuation of acquisitions; strategies related to divestitures; attraction and retention of key personnel; the impact of interest rate hedges and fuel swaps; the cost savings from restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes, and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•                  changes in interest rates because a significant portion of our indebtedness bears interest at variable rates;

•                  our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles, primarily for TruGreen LawnCare, Terminix and TruGreen LandCare;

•                  changes in the source and intensity of competition in our market segments;

•                  our ability to attract and retain key personnel, including a successor to our CEO who has announced his pending retirement with a targeted retirement date of December 31, 2010, or such earlier or later date as a successor CEO is appointed;

•                  weather conditions and seasonality factors that affect the demand for our services, including any impact from climate change factors, known and unknown;

•                  higher commodity prices and lack of availability, including fuel and fertilizers (primarily at TruGreen LawnCare, Terminix and TruGreen LandCare) could impact our ability to provide and the profitability of our brands;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and health care costs;

•                  employee retention, labor shortages, including shortages due to immigration legislation, or increases in compensation and benefits costs, including costs related to the comprehensive health care reform law enacted in the first quarter of 2010;

•                  epidemics, pandemics or other public health concerns or crises could affect the demand for, or our ability to provide, our services resulting in a reduction in revenues;

•                  a continuation or change in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such may affect home sales, consumer or business liquidity, bank failures, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures and subprime credit dislocations;

•                  a failure of any insurance company that provides insurance to us;

•                  changes in the type or mix of our service offerings or products;

•                  existing and future governmental regulation and the enforcement thereof, including regulation relating to restricting or banning of telemarketing; door-to-door solicitation; direct mail or other marketing activities; the Termite Inspection Protection Plan; pesticides and/or fertilizers; or other legislation, regulation or interpretations impacting our business models;

•                  laws and regulations relating to financial reform and the use of derivative instruments, including by companies such as ServiceMaster;

•                  the success of and costs associated with restructuring initiatives;

•                  the number, type, outcomes (by judgement or settlement) and costs of legal or administrative proceedings;

•                  possible labor organizing activities at the Company or its franchisees;

•                  risks associated with acquisitions and dispositions, including retaining customers from the businesses acquired, difficulties in integrating acquired businesses and achieving expected synergies therefrom;

•                  risks associated with budget deficits at federal, state and local levels resulting from deteriorating economic conditions, which could result in federal, state and local governments decreasing their purchasing of our products or services and/or increasing taxes on businesses to generate more tax revenues, which could adversely impact our revenue, earnings, tax payments and cash flows, as applicable;

•                  the timing and structuring of our business process outsourcing, including any current or future outsourcing of all or portions of our information technology, call center and other corporate functions, and risks associated with such outsourcing; and

•                  other factors described from time to time in documents that we file with the SEC.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.